UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

(Amendment No.      )

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WATERSIDE CAPITAL CORPORATION

A Small Business Investment Company

500 East Main Street, Suite 800

Norfolk, Virginia 23510

September     , 2004

Dear Shareholder:

You are cordially invited to attend the 2004 Annual Meeting of Shareholders of Waterside Capital Corporation that will be held at 150 West Main Street, Suite 2100, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on October 19, 2004. At the meeting, you will be asked to elect 15 Directors to serve one-year terms, to approve an amendment to the Company’s Articles of Incorporation removing the prohibition against Directors serving on the Executive Committee of the Company’s Board of Directors for more than five years without a one-year break in service, and to ratify the appointment of Witt Mares Eggleston Smith, PLC as the Company’s independent auditor for 2004.

Enclosed are a Notice of the Annual Meeting, a Proxy Card, and a Proxy Statement containing information about the matters to be acted upon at the meeting. Directors and officers of the Company as well as a representative of Witt Mares Eggleston Smith, PLC, our independent auditor, will be present at the annual meeting to respond to any shareholder questions.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. Accordingly, we urge you to sign and date the enclosed Proxy Card and promptly return it to us in the enclosed, self-addressed, postage-paid envelope, even if you are planning to attend the meeting. If you attend the meeting, you may vote in person, even if you have previously returned a Proxy Card. The Board of Directors encourages you to vote FOR all the matters to be considered at the annual meeting.

We look forward to the 2004 Annual Meeting of Shareholders, and we hope you will attend the meeting or be represented by proxy.

Sincerely,

/s/ J. Alan Lindauer
J. ALAN LINDAUER, President and Chief Executive Officer

WATERSIDE CAPITAL CORPORATION

500 EAST MAIN STREET, SUITE 800

NORFOLK, VIRGINIA 23510

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD

OCTOBER 19, 2004

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN THAT the 2004 Annual Meeting of Shareholders of Waterside Capital Corporation (the “Company”) will be held at 150 West Main Street, Suite 2100, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on October 19, 2004 for the following purposes:

1.	To elect 15 Directors to hold office for a term of one year and until their respective successors are elected and qualified;

2.	To adopt an amendment to the Company’s Articles of Incorporation removing the prohibition against Directors serving on the Executive Committee of the Company’s Board of Directors for more than five years without a one-year break in service;

3.	To ratify the appointment of Witt Mares Eggleston Smith, PLC as the Company’s independent auditor for 2005; and

4.	To act upon such other matters as may properly come before the meeting or any adjournment thereof.

Information concerning the matters to be acted upon at the meeting is set forth in the accompanying Proxy Statement. The Board of Directors has established the close of business on August 31, 2004 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting or any adjournments thereof. The Board of Directors of the Company unanimously recommends that shareholders vote FOR approval of each of the items indicated in 1, 2 and 3 above.

By Order of the Board of Directors

/s/ Gerald T. McDonald
Gerald T. McDonald, Secretary

Norfolk, Virginia

September     , 2004

PLEASE COMPLETE, SIGN, AND DATE THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR THROUGH YOUR PROXY.

PROXY STATEMENT

This Proxy Statement and the enclosed Proxy Card (“proxy”) are furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Waterside Capital Corporation (the “Company”) to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held at 150 West Main Street, Suite 2100, Norfolk, Virginia 23510 at 11:00 a.m. Eastern Time on October 19, 2004, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Meeting.

Only shareholders of record at the close of business on August 31, 2004 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. This Proxy Statement and proxy are being mailed to registered holders of the Common Stock of the Company on or about September     , 2004.

Revocability of Proxy

Any shareholder who gives a proxy may still vote in person, if he so desires, and may revoke the proxy at any time prior to the voting of such proxy by contacting the Secretary of the Company, Gerald T. McDonald, in writing, or by filing a duly executed proxy bearing a later date. If your proxy is properly signed, received by the Company and not revoked by you, the shares to which it relates will be voted at the Annual Meeting in accordance with your instructions, if any.

Person Making the Solicitation

The cost of soliciting proxies will be borne by the Company. The Company has retained Registrar and Transfer Company to assist in the solicitation of proxies from brokers and nominees and in the counting of proxies. The Company will pay Registrar and Transfer Company approximately $500 plus out-of-pocket expenses for this assistance. In addition to solicitation by mail, the Company will request banks, brokers, and other custodians, nominees and fiduciaries to send proxy material to the beneficial owners and to secure their voting instructions, if necessary. The Company, upon request, will reimburse them for their expenses in so doing. Officers and other employees of the Company may solicit proxies personally, by telephone, by facsimile or other means of electronic transmission from some shareholders if proxies are not received promptly, for which no additional compensation will be paid.

Voting Shares And Vote Required

On the Record Date, the Company had 1,456,675 shares of Common Stock outstanding, each share having one vote on each matter presented at the Annual Meeting. Only holders of the Company’s Common Stock of record at the close of business on August 31, 2004, will be entitled to vote. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Directors are elected by a plurality of votes cast by shareholders at the Annual Meeting. Under Virginia law, the affirmative vote of more than two-thirds of the outstanding shares of Common Stock is required to approve the proposed amendment to the Company’s Articles of Incorporation. A majority of votes cast is required to ratify the appointment of auditors. Abstentions, broker non-votes, and withheld votes will be counted for purposes of determining whether a quorum exists for the transaction of business at the Annual Meeting, but such votes (i) will have the effect of a vote against the proposed amendment to the Company’s Articles of Incorporation and (ii) will not be considered “votes cast” for any proposal at the Annual Meeting.

All shareholder meeting proxies, ballots, and tabulations that identify individual shareholders are kept confidential, and will not be available for examination, nor will the identity or the vote of any shareholder be disclosed except as may be necessary to meet legal requirements. Votes will be counted and certified by Registrar and Transfer Company, which will act as the inspector of elections.

Unless specified otherwise, your proxy will be voted as follows:

(1) FOR the election of the 15 nominees to serve as Directors of the Company for a one-year term and until their respective successors are duly elected and qualified;

(2) FOR the approval of an amendment to the Company’s Articles of Incorporation removing the prohibition against Directors serving on the Executive Committee of the Company’s Board of Directors for more than five years without a one-year break in service; and

(3) FOR the ratification of the appointment of Witt Mares Eggleston Smith, PLC as the Company’s independent auditor for 2005.

The Company is not aware of any matters that are to come before the Annual Meeting other than those described in this Proxy Statement. However, if other matters do properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

PROPOSAL 1. ELECTION OF DIRECTORS

The Company’s Board of Directors is currently comprised of 15 members. Directors serve for a term of one year and hold office until their successors are duly elected and qualify. The Board of Directors recommends that the 15 nominees listed below be elected to the Board of Directors. Except for Mr. Litton, who was recently appointed to the Board to fill a vacancy, all of such nominees were previously elected as Directors by the shareholders. Proxies received will be voted for the election of these 15 nominees unless marked to the contrary. A shareholder who desires to withhold voting of the proxy for the nominees may so indicate on the proxy. Each of the nominees has consented to be named as a nominee and has indicated his intent to serve if elected. If any nominee becomes unable to serve, the proxies will be voted for a substitute nominee to be designated by the Board of Directors, or the number of directors will be reduced.

The following information relates to the nominees. There are no family relationships among any of the nominees, nor among any of the nominees and any officer. There is no understanding between any nominee and any other person pursuant to which the nominee was selected. Unless otherwise indicated below, no nominee is an “interested person” within the meaning of section 2(a)(19) of the Investment Company Act of 1940 (“Investment Company Act”).

Director Nominees

James E. Andrews, 66, has served as a Director of the Company since May 1997. From 1974 until he retired in September 2003, Mr. Andrews was the principal owner of Anzell Automotive, Inc., an automotive repair firm and franchisor of automotive repair shops. Mr. Andrews is a member of the Audit Committee.

J. W. Whiting Chisman, Jr., 63, has served as a Director of the Company since February 1994. Since 1988, he has been President of Dare Investment Company, a land developer and investor in equities. Mr. Chisman is a member of the Executive Committee, Audit Committee, and Compensation Committee.

Eric L. Fox, 57, has served as a Director of the Company since July 1993. From 1975 until 2003, Mr. Fox held several positions, the last of which was Portfolio Manager, with the investment firm of Kidder, Peabody & Co., which was acquired by Paine Webber in 1995. Since 2003, Mr. Fox has served as a Senior Portfolio Manager with UBS Financial Services, a financial services and investment firm.

Marvin S. Friedberg, 61, has served as a Director since May 2000. Since 1989, Mr. Friedberg has served as Chief Executive Officer of Virginia Commonwealth Trading Company, a firm engaged in international trading.

Roger L. Frost, 72, has served as a Director of the Company since May 1997. Between 1956 and 1997, Mr. Frost was an accountant with Goodman & Company, a firm of Certified Public Accountants, from which he retired as a senior partner in 1997. Mr. Frost is a member of the Audit Committee.

Ernest F. Hardee, 64, has served as a Director of the Company since September 1997. Since 1963, Mr. Hardee has served as President and Chief Executive Officer of Hardee Realty Corporation, a real estate brokerage firm. He also served as a director of Branch Bank & Trust Corp. from 1995 through early 2000. Mr. Hardee is a member of the Executive Committee and Compensation Committee.

Henry U. Harris, III, 51, has served as a Director of the Company since September 1997. Since 1980, Mr. Harris has served as a Portfolio Manager of Virginia Investment Counselors, Inc., a financial consulting firm, of which he is now President. From 1991 until 2000, he served as the Vice-Chairman of the Board of Directors of Heritage Bank & Trust, and Mr. Harris currently serves on the Virginia Advisory Board for Branch Bank & Trust, Corp.

J. Alan Lindauer, 65, has served as a Director of the Company since July 1993 and as Chairman of the Executive Committee of the Board since December 1993. Since March 1994, Mr. Lindauer has served as President and Chief Executive Officer of the Company. He is a Certified Management Consultant. Mr. Lindauer is an “interested person” of the Company within the meaning of section 2(a)(19) of the Investment Company Act. See “Interested Person Directors” below.

T. Richard Litton, Jr., 37, has been a Director of the Company since August 2004. From 1998 until 2004, Mr. Litton practiced law as a partner with Kaufman & Canoles, P.C. Currently, Mr. Litton serves as Executive Vice President and General Counsel of Harbor Group International, L.L.C., a commercial real estate investment and management firm. Mr. Litton is an “interested person” of the Company within the meaning of section 2(a)(19) of Investment Company Act. See “Interested Person Directors” below.

Robert I. Low, 67, has served as a Director of the Company since July 1993. In July of 2003, Mr. Low retired as a senior partner of Goodman & Company, a firm of Certified Public Accountants which he joined in 1969. Mr. Low is a member of the Executive Committee.

Peter M. Meredith, Jr., 52, has served as a Director of the Company and as Chairman of the Board of Directors since May 1994. Since 1978, Mr. Meredith has served in various executive capacities with Meredith Construction Company, Inc. Since 1995, he has been the Chairman of the Board of Directors of Heritage Bank & Trust. Mr. Meredith is a member of the Executive Committee, Compensation Committee and Audit Committee.

Augustus C. Miller, 70, has served as a Director of the Company since August 1994. Since 1977, Mr. Miller has served as President and Chief Executive Officer of Miller Oil Co., Inc., a distributor of fuels.

Juan M. Montero, II, 62, has served as a director of the Company since July 1995. Since 1972, Mr. Montero has engaged in the private practice of general and thoracic surgery.

R. Scott Morgan, 59, has served as a director of the Company since September 1997. From 1995 through 1998, Mr. Morgan served as Executive Vice President and Corporate Banking Manager with the Corporate Banking Group of Branch Bank & Trust Corp. Between 1992 and 1995, he was employed in various capacities with Commerce Bank. Mr. Morgan has served as the President of Towne Bank since 2000. He is a member of the Executive Committee.

Jordan E. Slone, 42, has served as a Director of the Company since July 1995. Since 1987, Mr. Slone has been Chairman and Chief Executive Officer of the Harbor Group Companies, a diversified real estate and financial services firm.

Directors are elected by a “plurality” of shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT ALL SHAREHOLDERS VOTE “FOR” THE DIRECTOR-NOMINEES SET FORTH ABOVE.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table sets forth information as of August 31, 2004 relating to the beneficial ownership of the Company’s Common Stock by (i) each of the Company’s directors and each executive officer identified in the Summary Compensation Table below (“Named Executive Officers”) and (ii) all of the Company’s directors and executive officers as a group. Except for those Named Executive Officers and/or directors listed below, no other person (or group of affiliated persons) is known by the Company to own beneficially more than 5% of the Common Stock.

Beneficial Ownership of Common Stock

Name and Address of Beneficial Owner(1)	Amount of Beneficial Ownership(2)		Percent of Class(2)
James E. Andrews	15,582		1.0
J.W. Whiting Chisman, Jr.	41,277		2.8
Eric L. Fox	8,015		*
Marvin S. Friedberg	46,402		3.2
Roger L. Frost	56,317		3.9
Ernest F. Hardee	5,170		*
Henry U. Harris, III	6,455		*
J. Alan Lindauer	264,383	(3)	17.4
T. Richard Litton, Jr.	—		—
Robert I. Low	5,300		*
Gerald T. McDonald	60,449	(4)	4.0
Peter M. Meredith, Jr.	109,917	(5)	7.5
Augustus C. Miller	12,411		*
Juan M. Montero, II	30,939	(6)	2.1
R. Scott Morgan	2,478		*
Jordan E. Slone	16,614	(7)	1.1
Martin N. Speroni	43,250	(8)	2.9
Lex W. Troutman	38,320	(9)	2.6
All officers and directors as a Group (18) persons)	743,279		46.5

(1)	All directors and the executive officers identified above receive mail at the Company’s corporate executive offices at 500 East Main Street, Suite 800, Norfolk, Virginia 23510.

(2)	The number of shares and percentages shown in the table are as of August 31, 2004, and are based on (i) the 1,456,675 shares of Common Stock outstanding on such date and (ii) an aggregate of 142,680 shares issuable pursuant to options held by the respective person or group which are presently exercisable or which may be exercised within 60 days after August 31, 2004. Pursuant to the rules of the Securities and Exchange Commission, (a) the presently exercisable options are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group, but are not treated as outstanding for the purpose of computing the percentage of ownership of any other person or group and (b) the same shares are not counted more than once in computing the aggregate number of shares owned by the officers and directors as a group. See, Notes (3), (8) and (9) below.
(3)	Includes 40,300 shares which Mr. Lindauer has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan, 3,118 shares held under the Company’s 401(k) plan, and 20,000 shares which Mr. Lindauer has the right to acquire immediately by virtue of contractual option arrangements entered into with each of Messrs. Speroni and Troutman.
(4)	Includes 40,300 shares which Mr. McDonald has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan and 13,408 shares held under the Company’s 401(k) plan.
(5)	Includes (i) 11,130 shares held by Meredith Realty Company, L.L.C., of which Mr. Meredith is a member, (ii) 35,462 shares held by Pomar Holding Company, L.L.C., of which Mr. Meredith is a member, (iii) 16,118 shares owned by Mr. Meredith’s wife, and (iv) 4,452 shares held in trust for the benefit of Mr. Meredith’s children.
(6)	All except 109 shares are held by Juan M. Montero II M.D. P.C. Profit Sharing and Money Purchase Pension Plan for benefit of Dr. Montero.
(7)	All except 909 shares are held by Garden Capital Acquisitions, LLC of which Mr. Slone is a member.
(8)	Includes 31,130 shares which Mr. Speroni has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan (10,000 of which are also deemed to be beneficially owned by Mr. Lindauer by virtue of a contractual option arrangement enter into between Mr. Speroni and Mr. Lindauer) and 12,120 shares held under the Company’s 401(k) plan.
(9)	Includes 31,130 shares which Mr. Troutman has the right to acquire within 60 days through the exercise of options granted under the 1998 Employee Stock Option Plan (10,000 of which are also deemed to be beneficially owned by Mr. Lindauer by virtue of a contractual option arrangement enter into between Mr. Troutman and Mr. Lindauer) and 2,427 held under the Company’s 401(k) plan.
*	Represents less than one percent (1%) interest.

Meetings and Committees of the Board of Directors

Meetings/Annual Meeting Attendance

The business of the Company is managed under the direction of the Board of Directors. The Executive Committee of the Board of Directors has been delegated the power, with certain exceptions, to act in place of the full Board during all periods between regular meetings of the Board, and the Executive Committee meets on a regularly scheduled basis during the year. The Board of Directors held one meeting during fiscal year 2004. All members of the Board of Directors except Mr. Lindauer and Mr. Litton, are independent directors. See, “Interested Person Directors” below. Each member of the Board of Directors attended the meeting during fiscal year 2004, other than Messrs. Andrews, Fox and Hardee. The Board of Directors does not have a policy regarding attendance at annual shareholders’ meetings, however Directors are encouraged to attend such meetings. During the Company’s last annual meeting of shareholders held on October 21, 2004, eight Board members were in attendance.

Committees

The Board of Directors has established an Executive Committee, an Audit Committee, and a Compensation/Stock Option Committee. The Company’s Articles of Incorporation provide for the appointment by the Board of Directors of an Executive Committee comprised of not less than five nor more than nine members, all of whom must be members of the Board of Directors. The Executive Committee was constituted by the Board of Directors in December 1993 and, under Virginia law, may exercise all the authority of the Board of Directors except that it may not (i) approve or recommend to shareholders action that Virginia law requires to be approved by shareholders, (ii) fill vacancies on the Board of Directors or any committee, (iii) amend the Articles of Incorporation, (iv) adopt, amend, or repeal the Bylaws, (v) approve a plan of merger, (vi) authorize or approve a distribution, except according to a general formula or method prescribed by the Board of Directors, or (vii) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation of the relative rights, preferences and limitations of a class or series of shares within limits specifically prescribed by the Board of Directors. The Executive Committee meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring approval. It also holds special meetings when an important matter requires action between scheduled meetings.

The Executive Committee met ten times during fiscal year 2004. All members of the Executive Committee attended at least 75% of all Executive Committee meetings in fiscal year 2004, except for Messrs. Low and Morgan. The members of the Executive Committee are Messrs. Chisman, Hardee, Lindauer, Low, Meredith and Morgan.

The Audit Committee held two meetings in 2004. At year-end, its members were James E. Andrews, J. W. Whiting Chisman Jr., Roger L. Frost and Peter M. Meredith, Jr. See “Audit Committee Report” below.

The Compensation Committee makes recommendations to the Board of Directors as to, among other things, the compensation of the Chief Executive Officer, each officer who is also a director of the Company and designated other members of senior management, as well as new compensation and stock plans. The Compensation Committee met two times during fiscal year 2004. The members of the Compensation Committee are Messrs. Chisman, Hardee, and Meredith. See “Compensation Committee Report” below.

Director Nominations

The Board of Directors of the Company does not maintain a nominating committee, rather the entire Board is responsible for selecting nominees for election as Directors. The Company believes that the Board is able to fully consider and select qualified nominees for election to the Board without delegating that responsibility to a committee of independent Directors or adopting formal procedures. A majority of the independent Directors then serving on the Board must approve any nominee to be recommended by the Board to the Company’s shareholders.

The Board does not currently have a committee charter or written policy with regard to the nomination process. Candidates have traditionally been recommended to the Board by its members, and there is not a formal process for identifying or evaluating new director nominees. Any recommendations for potential Director nominees received from shareholders will be evaluated in the same manner that potential nominees recommended by Board members, management or other parties are evaluated. Nominations should be addressed to: Gerald T. McDonald, Secretary, Waterside Capital Corporation, 500 East Main Street, Suite 800, Norfolk, Virginia 23510.

Qualifications for consideration as a Director nominee may vary according to the particular areas of expertise being sought as a complement to the existing Board composition. However, in making its nominations, the Board of Directors considers, among other things, an individual’s business experience, community involvement, industry experience, financial background, breadth of knowledge about issues affecting the Company, time available for meetings and consultation regarding Company matters and other particular skills and experience possessed by the individual.

Interested Person Directors

Two members of our Board are “interested persons” of the Company within the meaning of section 2(a)(19) of the Investment Company Act. J. Alan Lindauer, a Director and Chairman of the Executive Committee of the Board is an “interested person” by virtue of his serving as the Company’s President and Chief Executive Officer. T. Richard Litton, Jr., a Director, is an “interested person” as a result of his provision of legal services to the Company during its last two fiscal years while he was a partner with Kaufman & Canoles, P.C. Mr. Litton had departed Kaufman & Canoles prior to his appointment to the Board and therefore has not provided legal services to the Company since joining the Board.

Audit Committee Report

The Audit Committee of the Board of Directors is composed of four directors, each of whom is an “independent director” as that term is defined under the Nasdaq listing standards. To be an independent director under this definition, a director may not be an officer or an employee of the Company or have any other relationship with the Company that interferes with the exercise of independent judgment. Because we are an investment company registered under the Investment Company Act, any director who is an “interested person” of the Company within the meaning of section 2(a)(19) of the Investment Company Act will not be deemed independent under Nasdaq rules. As discussed above, the Audit Committee held two meetings during fiscal year 2004. Responsibilities of the Audit Committee are set forth in its Charter, which is reviewed and amended periodically by the Company’s Board of Directors, as appropriate. A copy of the Company’s Audit Committee Charter is attached as Exhibit A to this Proxy Statement. Among other things, the Audit Committee:

•	serves as an independent and objective monitor of the Company’s financial reporting process and internal control systems;

•	appraises the efforts and effectiveness of the Company’s independent auditors, including their independence and professionalism;

•	provides an efficient means for communication among the Board, the independent auditors, and the Company’s financial and senior management;

•	recommends to the Board of Directors the engagement of, and the fees to be paid to, the Company’s independent auditor; and

•	supervises the Company’s compliance with applicable legal and regulatory requirements.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility of the financial statements and the reporting process, including the system of internal controls. In this context, the Audit Committee has met and held discussions with management and the independent auditors. Management represented to the Audit Committee that the Company’s financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the financial statements with management and the independent auditors. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from the Company and its management, including the matters in the written disclosures required by the Independence Standards Board Standards No. 1 (Independence Discussions With Audit Committees). The Audit Committee discussed with the Company’s independent auditor the overall scope and specific plans for their respective audits.

The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting. The meetings also are designed to facilitate any private communications with the Audit Committee desired by the independent auditors. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements of the Company be included in the Annual Report to Shareholders for the fiscal year ended June 30, 2004. The Audit Committee and the Board have also appointed, subject to shareholder ratification, the selection of the Company’s independent auditor, Witt Mares Eggleston Smith, PLC.

•	James E. Andrews

•	J. W. Whiting Chisman, Jr.

•	Roger L. Frost

•	Peter M. Meredith, Jr.

EXECUTIVE AND DIRECTOR COMPENSATION

The table below sets forth certain information regarding cash and other compensation paid during the fiscal years ended June 30, 2002, 2003 and 2004 to each of the Named Executive Officers (the Chief Executive Officer and the three highest compensated Officers receiving more than $60,000 in annual compensation) in all capacities in which they served.

Summary Compensation Table

	Annual Compensation				(1) Long-term Compensation Awards Securities Underlying Options /SARs(#)	(2) All Other Compensation
Name and Principal Position	Year	Salary	Bonus	Other Annual Compensation
J. Alan Lindauer CEO & President	2004 2003 2002	$167,750 165,000 165,000	$27,000 — —	— — —	— — —	$11,636 11,779 8,809

Gerald T. McDonald CFO, Treasurer & Secretary	2004 2003 2002	112,250 121,000 121,000	18,000 — —	— — —	— — —	7,898 8,821 8,707

Lex W. Troutman Business Development Officer	2004 2003 2002	123,000 121,000 121,000	18,000 — —	— — —	— — —	8,533 9,108 8,256

Martin N. Speroni Director of Research	2004 2003 2002	120,333 110,000 110,000	18,000 — —	— — —	— — —	8,268 8,019 8,556

(1)	Amount represents stock options granted in the year indicated.
(2)	Includes 401(k) match and term life insurance premiums paid on behalf of the Named Executive Officers.

The following table contains information concerning the fiscal year-end value of all unexercised stock options held by the Named Executive Officers. There were no exercises of stock options by, or grants of stock options to, the Named Executive Officers during the fiscal year ended June 30, 2003.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-

End Option/SAR Values

	Shares Acquired on Exercise(#)	Value Realized($)	Number of Securities Underlying Unexercised Options/SARs at FY-end(#)	Value of Unexercised In- the-Money options/SARs at FY-end($)(1)
Name			Exercisable/ Unexercisable	Exercisable/ Unexercisable
J. Alan Lindauer CEO & President	—	—	60,300/0	$41,125

Gerald T. McDonald CFO, Treasurer & Secretary	—	—	40,300/0	17,625

Lex W. Troutman Business Development Officer	—	—	31,130/0	11,750

Martin N. Speroni Director of Research	—	—	31,130/0	11,750

(1)	Under Securities and Exchange Commission rules, an option is only considered in-the-money for purposes of the chart if the per share exercise price is less than $5.30, the last reported sales price of our common stock on the Nasdaq SmallCap Market on June 30, 2004, the last business day of the Company’s 2004 fiscal year.

Employment Agreement

Mr. Speroni is employed as the Company’s Vice President and Director of Research under an employment agreement dated February 1, 2004 (the “Speroni Employment Agreement”). The Speroni Employment Agreement expires on January 31, 2005, unless terminated earlier in accordance with its terms. Mr. Speroni is paid an annual salary of $110,000. The Speroni Employment Agreement provides, should Mr. Speroni leave employment with the Company, a two-year covenant not to compete with the Company within the Commonwealth of Virginia and a one-year employee non-solicitation clause. It also imposes certain non-disclosure obligations on Mr. Speroni with respect to the Company’s confidential and proprietary information.

401(k) Plan

In July of 1998, the Company adopted a profit sharing and thrift plan qualified under Section 401(k) of the Internal Revenue Code (the “401(k) Plan”). All employees of the Company may elect to participate and contribute up to 8% of their annual salary in the 401(k) Plan. The Company may make matching contributions and the amount of such contributions, if any, will be determined by the Company each year. The Company made 100% matching contributions of the first 6% of each participating employee’s contributions to the 401(k) Plan during the fiscal year ended June 30, 2004.

Stock Option Plan

The Waterside Capital Corporation 1998 Employee Stock Option Plan (the “Option Plan”) was approved by the shareholders of the Company on October 22, 1998. The shareholders of the Company approved an amendment to the Plan on October 25, 1999. The Option Plan provides for the issuance of stock option awards to employees of the Company. The purpose of the Option Plan is to promote the long-term growth and profitability of the Company by providing employees with incentives to improve shareholder value and contribute to the growth and financial success of the Company, and by enabling the Company to attract, retain, and reward highly motivated and qualified employees. The maximum number of shares of the Company’s Common Stock that may be issued with respect to awards granted under the Option Plan is 212,000. The maximum number of shares that may be issued with respect to awards under the Plan to an individual in a calendar year may not exceed 25,000 shares. The Option Plan is administered by the Compensation Committee and the Option Plan authorizes the Compensation Committee to make all awards. The Compensation Committee determines the prices, vesting schedules, expiration dates, and other material conditions under which such awards may be exercised.

Directors’ Compensation

During 2004, Directors and members of the committees of the Board of Directors received $100 for each meeting they attended. In lieu of receiving cash, all Directors who were entitled to receive fees for meeting attendance elected to receive such fees in the form of Common Stock purchased by the Company on the open market. Directors who are also employees of the Company received no compensation from the Company in their capacity as directors. The Company reimburses all of its directors for travel and out of pocket expenses in connection with their attendance at meetings of the Board of Directors.

Compensation Committee Report Concerning Compensation of Certain Executive Officers

This report describes the Company’s executive officer compensation strategy, the components of the compensation program, and the manner in which the 2004 compensation determinations were made for the Company’s Chief Executive Officer, J. Alan Lindauer, and the Company’s other executive officers (collectively “Executive Officers”).

In addition to the information set forth above under “Executive Compensation,” the Compensation Committee is required to provide shareholders a report explaining the rationale and considerations that led to the fundamental executive compensation decisions affecting the Company’s Executive Officers. In fulfillment of this requirement, the Compensation Committee, at the direction of the Company’s Board of Directors, has prepared the following report for inclusion in this Proxy Statement. None of the members of the Compensation Committee are executive officers or employees of the Company.

Compensation Philosophy

The compensation of the Company’s Executive Officers is designed to attract, retain, motivate and reward qualified, dedicated executives, and to directly link compensation with (i) the Executive Officer’s previous and anticipated performance, (ii) the contributions and responsibilities of the Executive Officer to the Company and (iii) the Company’s profitability. None of these three factors is given more relative consideration than any other. The principal components of an Executive Officer’s compensation package during fiscal year 2004 were (i) a base salary at a stated annual rate, together with certain other benefits as may be provided from time to time and (ii) discretionary cash bonuses. See “Bonus Program” below. In addition, stock option awards have been made in the past, and will continue to be made in the future, to the Company’s Executive Officers pursuant to the Company’s 1998 Employee Stock Option Plan.

Bonus Program

The Company has historically awarded annual cash bonuses to Executive Officers based upon individual performance and financial performance of the Company.

1998 Employee Stock Option Plan

The Board and the Compensation Committee strive to compensate key employees of the Company in a manner that aligns closely the interests of such key employees with the interests of the Company’s shareholders. In furtherance of this goal, in 1998 the Board adopted the Waterside Capital Corporation 1998 Employee Stock Option Plan, which was approved by shareholders. During 1999, the Board adopted, and the shareholders approved, an amendment to the Plan. The purpose of the Plan is to support the business goals of the Company and to attract, retain and motivate management officials of high caliber by providing incentives that will, through the award of options to acquire the Company’s Common Stock, associate more closely the interests of Executive Officers and key employees of the Company with the interests of the Company’s shareholders. The Compensation Committee did not grant any stock options to Executive Officers during fiscal year 2004, however, the Committee expects that such stock option grants will be awarded in the future.

Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes

Section 162(m) of the Internal Revenue Code (“162(m)”) precludes the Company from taking a deduction for compensation in excess of $1 million for the Chief Executive Officer or certain of its other highest paid officers. Certain performance based compensation, however, is specifically exempt from the deduction limit. The Compensation Committee has concluded that 162(m) will not impact the Company during fiscal year 2004 because compensation in excess of $1 million will not be paid to any employee of the Company.

•	J. W. Whiting Chisman, Jr.

•	Ernest F. Hardee

•	Peter M. Meredith, Jr.

THE PRECEDING “COMPENSATION COMMITTEE REPORT CONCERNING COMPENSATION OF CERTAIN EXECUTIVE OFFICERS” AND THE AUDIT COMMITTEE REPORT APPEARING ELSEWHERE IN THIS PROXY STATEMENT SHALL NOT BE DEEMED TO BE SOLICITING MATERIAL OR TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED, OR INCORPORATED BY REFERENCE IN ANY DOCUMENTS SO FILED.

Section 16 Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, together with rules promulgated by the Securities and Exchange Commission pursuant to the Investment Company Act, requires directors, officers and persons who beneficially own more than 10% of a registered class of stock of the Company to file initial reports of ownership (Forms 3) and reports of changes in beneficial ownership (Forms 4 and 5) with the SEC and NASDAQ. Such persons are also required under the rules and regulations promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file.

During the Company’s 2004 fiscal year, each Director of the Company, other than Mr. Litton, failed to file a Form 4 relating to the receipt by such Director of shares of Common Stock issued by the Company in lieu of directors’ fees. These shares were purchased on the open market and issued to Directors on a monthly basis.

PROPOSAL 2. AMENDMENT TO ARTICLES OF INCORPORATION

The Company’s Board of Directors has unanimously approved and recommended that the shareholders of the Company approve an amendment to the Company’s Articles of Incorporation (“Articles”) to remove the prohibition against Directors serving on the Executive Committee of the Company’s Board of Directors for more than five years without a one-year break in service. A copy of this proposed amendment to the Articles (the “Amendment”) is attached to this Proxy Statement as Exhibit B.

Reasons For, and Effect of Amendment

As discussed in more detail above, the Articles provide for the appointment of an Executive Committee that has been delegated all of the authority of the Board of Directors, other than authority with respect to certain specified actions. The Articles currently prohibit any Director from serving on the Executive Committee for more than five one-year terms without a break in service of at least one year in between terms. Currently, all members of our executive committee have served more than five years without such a break-in service. If adopted, the Amendment would remove this break in service requirement from the Articles and permit directors to continue to serve on the Executive Committee for uninterrupted consecutive terms without a break in service, provided such members continue to be appointed to the Executive Committee by the Board of Directors.

The Board appoints members to the Executive Committee based on their backgrounds in order to ensure that the committee provides an appropriate blend of business and other experience. In the event that members of the Executive Committee are willing to continue to serve, the Board does not believe that it is in the Company’s best interest to require such members to end their service on the committee for a one-year term simply because they have served for five consecutive one-year terms. Rather, the Board believes that the composition of the Executive Committee should be based solely on the qualifications of those willing to serve on the committee.

Vote Required to Approve Amendment

The Virginia Stock Corporation Act requires that any amendment to the Articles be approved by more than two-thirds of the Company’s outstanding shares of Common Stock. Accordingly, the Amendment will not be approved and adopted without the affirmative vote of more than two-third of the Company’s outstanding shares of Common Stock.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE PROPOSED AMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION DESCRIBED IN PROPOSAL 2 ABOVE.

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF AUDITORS

The Company’s Audit Committee has selected and approved Witt Mares Eggleston Smith, PLC as the Company’s independent auditor to audit the financial statements of the Company for the fiscal year ending June 30, 2005, and the Audit Committee desires that such appointment be ratified by the Company’s shareholders. Witt Mares Eggleston Smith, PLC audited the Company’s financial statements for the fiscal year ended June 30, 2004. A representative of Witt Mares Eggleston Smith, PLC will be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she so desires, and will be available to respond to appropriate questions. Ratification by the shareholders of the appointment of Witt Mares Eggleston Smith, PLC requires the affirmative vote of the majority of the votes cast at the Annual Meeting.

The Company appointed Witt Mares Eggleston Smith, PLC as the new independent auditor for the Company effective May 12, 2003. This appointment was ratified by the Company’s shareholders during the Company’s 2003 Annual Meeting of Shareholders. Effective May 8, 2003, the Company dismissed KPMG LLP as the independent auditor of the Company. This change in the auditor for the Company was approved by the Audit Committee of the Board of Directors of the Company. The Audit Committee decided to solicit audit proposals from three independent public accounting firms, including

KPMG LLP prior to the commencement of the audit for the Company’s fiscal year ending June 30, 2003. After receiving these proposals and considering a variety of factors, including cost, the Audit Committee decided to dismiss KPMG LLP and engage Witt Mares Eggleston Smith, PLC as the Company’s independent auditor.

During the Company’s two most recent fiscal years prior to dismissing KPMG LLP, there were no disagreements between the Company and KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG LLP, would have caused KPMG LLP to make reference to the subject matter of the disagreement in connection with its report. None of the reportable events described under Item 304(a)(1)(v) of Regulation S-K, promulgated under the Securities Act of 1933, as amended (“Regulation S-K”), occurred within the Company’s two most recent fiscal years prior to KPMG LLP’s dismissal.

The audit reports of KPMG LLP on the financial statements of the Company as of and for the fiscal years ended June 30, 2002 and 2001 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The Company provided KPMG LLP with a copy of the foregoing disclosure, and KPMG LLP issued a letter to the Company on May 12, 2003 stating its agreement with such statements.

Prior to its engaging Witt Mares Eggleston Smith, PLC, the Company did not consult with Witt Mares Eggleston Smith, PLC with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statement, or any other matters or reportable events listed on Item 304(a)(2)(i) and (ii) of Regulation S-K

Fees Paid to Principal Accountants

The following table sets forth the professional fees paid to Witt Mares Eggleston Smith, PLC by the Company for professional services rendered for the Company’s last two completed fiscal years.

	2004	2003
Audit fees (1)	$4,000		$36,000
Audit-related fees (2)	6,000			(5)
Tax fees (3)	5,000			(5)
All other fees (4)	800			(5)

	$15,800	$

(1)	These are fees billed for professional services rendered for the audit of the Company’s financial statements for fiscal 2004 and 2003.

(2)	These are fees billed for assurance and related services that were reasonably related to the performance of the audit or review of Company’s financial statements that are not reported under “Audit fees” above, including consultations regarding internal controls and financial accounting and reporting matters.
(3)	These are fees billed for professional services rendered for tax compliance, tax planning, and tax advice.
(4)	These are fees billed for permissible work performed by Witt Mares Eggleston Smith, PLC that does not fall within the specifications of the above categories. This did not include any services for financial information system design or implementation.
(5)	These are fees billed by KPMG LLP, the independent auditor for the Company prior to its appointment of Witt Mares Eggleston Smith, PLC effective May 12, 2003.

The Company’s Audit Committee pre-approves all audit, audit-related and non-audit services provided by our independent auditors, Witt Mares Eggleston Smith, PLC. Generally, services are pre-approved by the Audit Committee through its annual review of the engagement letter. Subsequently, as the need for additional services arise, detailed information regarding the specific audit, audit-related, tax and permissible non-audit services are submitted to the Audit Committee for its review and approval prior to the provision of such services. In the event that the Audit Committee cannot meet prior to the provision of such services, the Committee has delegated to its Chair the authority to pre-approve such services. All such pre-approvals are then reported to the Audit Committee at its next regularly scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF WITT MARES EGGLESTON SMITH, PLC AS THE COMPANY’S INDEPENDENT AUDITOR.

OTHER MATTERS

The Board of Directors does not know of any matters that will be presented for action at the Annual Meeting other than those described above or matters incident to the conduct of the Annual Meeting. If, however, any other matters not presently known to management should come before the Annual Meeting, it is intended that the shares represented by proxies will be voted on such matters in accordance with the discretion of the holders of such proxies.

SHAREHOLDER COMMUNICATIONS

The Company does not currently have a formal policy regarding shareholder communications with the Board of Directors as it does not receive a significant amount of such communications; however, any shareholder may submit written communications to Gerald T. McDonald, Secretary, Waterside Capital Corporation, 500 East Main Street, Suite 800, Norfolk, Virginia 23510, whereupon such communications will be forwarded to the Board of Directors if addressed to the Board of Directors as a group or to the individual Director or Directors addressed.

SHAREHOLDER PROPOSALS

The next Annual Meeting will be held on or about October 19, 2005. Any shareholder who wishes to submit a proposal for consideration at that meeting, and who wishes to have such proposal included in the Company’s proxy statement, must comply with SEC Rule 14a-8 and must submit the proposal in writing no later than May 23, 2005. The deadline for shareholders to notify the

Company of non-Rule 14a-8 matters that may be raised for consideration at the next Annual Meeting is May 23, 2005. All such proposals and notifications should be sent to Gerald T. McDonald, the Secretary of the Company, at the Company’s principal executive offices, 500 East Main Street, Suite 800, Norfolk, Virginia.

GENERAL

The Company’s 2004 Annual Report to Shareholders accompanies this Proxy Statement. The 2004 Annual Report does not form any part of the material for the solicitation of proxies. Upon written request, the Company will provide shareholders with a copy of its Report on Form N-SAR for the year ended June 30, 2004 (the “Form N-SAR”), as filed with the Securities and Exchange Commission, without charge. Please direct written requests for a copy of the Form N-SAR to: Gerald T. McDonald, Chief Financial Officer, Waterside Capital Corporation, 500 East Main Street, Suite 800, Norfolk, VA 23510.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY

By Order of the Board of Directors

September , 2004

Exhibit A

Audit Committee Charter

Organization

This charter governs the operations of the audit committee. The committee shall review and reassess the charter at least annually and obtain the approval of the board of directors. The committee shall be appointed by the board of directors and shall comprise at least three directors, each of whom are independent of management and the Company. The Committee shall meet quarterly with management to review the financial condition of the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

Statement of Policy

The audit committee shall provide assistance to the board of directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company’s financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company’s financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

The primary responsibility of the audit committee is to oversee the Company’s financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company’s financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate “tone” for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the board and the audit committee, as representatives for the Company’s shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, recommend the replacement of the independent auditors. The committee shall discuss with the auditors their independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board and shall

Exhibit A - 1

consider the compatibility of nonaudit services with the auditors’ independence. Annually, the committee shall review and recommend to the board the selection of the company’s independent auditors, subject to shareholders’ approval.

The committee shall discuss with the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company’s system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

The committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company’s Semi-Annual Reports on Form NSAR and Annual Report on Form N-30D. Also, the committee shall discuss the results of the semi-annual review and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The chair of the committee may represent the entire committee for the purposes of this review.

The committee shall review with management and the independent auditors the financial statements to be included in the Company’s Annual Report to Shareholders on Form N-30D, including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the committee shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards.

Exhibit A - 2

Exhibit B

ARTICLES OF AMENDMENT

OF

WATERSIDE CAPITAL CORPORATION

1. The name of the corporation is: Waterside Capital Corporation

2. Article V, Section 5.1, subparagraph C of the Corporation’s Amended and Restated Articles of Incorporation is hereby deleted in its entirety and in lieu thereof is substituted the following:

“C.	Intentionally Deleted.”

3. The amendment was proposed by the Corporation’s board of directors and submitted to the shareholders in accordance with the provisions of Chapter 9 of Title 13.1 of the Code of Virginia.

4. The amendment was adopted by the shareholders on October         , 2004.

5. The designation, number of outstanding shares, and number of votes entitled to be cast by each voting group, and the total number of votes cast for and against the amendment by each voting group were as follows:

Class	Number Outstanding and Entitled to Vote	Number Voted for Amendment	Number Voted Against Amendment	Number Abstaining
Common Stock

6. The number of votes cast for the adoption of the amendment by each voting group was sufficient for approval by the voting group.

The undersigned President and Chief Executive Officer of the Corporation declares the facts herein stated are true as of October         , 2004.

WATERSIDE CAPITAL CORPORATION

By
J. Alan Lindauer, President and CEO

☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY WATERSIDE CAPITAL CORPORATION

		For	With- hold	For All Except
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD OCTOBER 19, 2004 11:00 a.m.	1. To elect 15 directors to hold office for a term of one year and until their respective successors are elected and qualified;	☐	☐	☐

The undersigned, having received the Annual Report to Shareholders and the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement dated September     , 2004, hereby appoints Ernest F. Hardee and Peter M. Meredith, Jr. (each with the power to act alone) as proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of the Common Stock of Waterside Capital Corporation held of record by the undersigned on August 31, 2004, at the Annual Meeting of Shareholders to be held on October 19, 2004, and any adjournment thereof.

NOMINEES: James E. Andrews, J.W. Whiting Chisman, Jr., Eric L. Fox, Marvin S. Friedberg, Roger L. Frost, Ernest F. Hardee, Henry U. Harris, III, J. Alan Lindauer, T. Richard Litton, Jr., Robert L. Low, Peter M. Meredith, Jr., Augustus C. Miller, Juan M. Montero, II, R. Scott Morgan, Sr., and Jordan E. Sloan.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

		For	Against	Abstain

2. To adopt and amendment to the Company’s Articles of Incorporation removing the prohibition against Directors serving on the Executive Committee of the Company’s Board of Directors for more than five years without a one-year break in service.

		☐	☐	☐
		For	Against	Abstain
	3. To ratify the appointment of Witt Mares Eggleston Smith, PLC as the Company’s independent auditors for 2005.	☐	☐	☐

4. To act upon such other matters as may properly come before the meeting or any adjournment thereof.

_____________________________ Please be sure to sign and date Date this Proxy in the box below.	THIS PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS EXERCISE. THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. WHEN NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR 1 and 2.

Shareholder sign above Co-holder (if any) sign above

é    Detach above card, sign, date and mail in postage-paid envelope provided.     é

WATERSIDE CAPITAL CORPORATION

NOTE: Please sign your name(s) exactly as they appear hereon. If signer is a corporation, please sign the full corporate name by duly authorized officer. If any attorney, guardian, administrator, executor, or trustee, please give full title as such. If a partnership, sign in partnership name by authorized person.

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY

IN THE ACCOMPANYING ENVELOPE.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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